Exhibit 10.4

November 10, 2011

Behringer Harvard Multifamily REIT I, Inc.

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

Re:                               Waiver of Certain Expense Reimbursements under the

Amended and Restated Property Management Agreement

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Property Management Agreement, dated September 2, 2008, as amended by letter agreements dated May 12, 2011 and August 11, 2011 (the “Property Management Agreement”), by and between Behringer Harvard Multifamily REIT I, Inc., a Maryland corporation (the “Company”), Behringer Harvard Multifamily OP I LP, a Delaware limited partnership and Behringer Harvard Multifamily Management Services, LLC, a Texas limited liability company (the “Property Manager”).  Capitalized terms used herein but not defined herein shall have the meanings set forth in the Property Management Agreement.

In consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Property Manager hereby agree as follows:

1.                                       Waiver of Certain Expense Reimbursement under the Property Management Agreement.  Pursuant to the Property Management Agreement, the Property Manager is entitled to receive from the Company a reimbursement of operating expenses for certain personnel costs or expenses incurred by the Property Manager.  Pursuant to the Property Management Agreement, with respect to the operating expense reimbursement owed to the Property Manager for the fiscal quarter ended September 30, 2011, the Property Manager, on behalf of itself and its affiliates, and its and their respective successors and assigns, hereby waives the Property Manager’s right to seek reimbursement from the Company for the Property Manager’s operating expenses with respect to those off-site personnel who spend a portion of their time (and are not dedicated to a sole Project) performing work with respect to a Project or Projects on behalf of the Property Manager.

2.                                       Ratification; Effect on Property Management Agreement.

(a)                                  Ratification.  The Property Management Agreement, as amended by this letter agreement, shall remain in full force and effect and is hereby ratified and confirmed in all respects.

(b)                                 Effect on the Property Management Agreement.  On and after the date hereof, each reference in the Property Management Agreement to “this Agreement,” “herein,” “hereof,”

“hereunder,” or words of similar import shall mean and be a reference to the Property Management Agreement as amended hereby.

3.                                       Miscellaneous.

(a)                                  Governing Law; Venue.  This letter agreement and the legal relations between the parties hereto shall be construed and interpreted in accordance with the internal laws of the State of Texas without giving effect to its conflicts of law principles, and venue for any action brought with respect to any claims arising out of this letter agreement shall be brought exclusively in Dallas County, Texas.

(b)                                 Modification.  This letter agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

(c)                                  Headings.  The titles and headings of the sections and subsections contained in this letter agreement are for convenience only, and they neither form a part of this letter agreement nor are they to be used in the construction or interpretation hereof.

(d)                                 Severability.  The provisions of this letter agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(e)                                  Counterparts.  This letter agreement may be executed in multiple counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This letter agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.  This letter agreement, to the extent signed and delivered by means of electronic mail or a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were an original signed version thereof delivered in person.  No party hereto shall raise the use of electronic mail or a facsimile machine to deliver a signature or the fact that any signature was transmitted or communicated through the use of electronic mail or a facsimile machine as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.

[The remainder of this page intentionally blank]

If the foregoing meets with your approval, please indicate your acceptance of this letter agreement by countersigning a copy of this letter agreement in the space indicated below.

Very truly yours,

BEHRINGER HARVARD MULTIFAMILY MANAGEMENT SERVICES, LLC

By:	/s/ Daniel J. Rosenberg
Name:	Daniel J. Rosenberg
Its:	Senior Vice President — Legal, General Counsel and Secretary

Acknowledged and agreed, as of

the date first written above:

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

By:	/s/ Howard S. Garfield
Name:	Howard S. Garfield
Its:	Chief Financial Officer, Chief Accounting Officer and Treasurer

BEHRINGER HARVARD MULTIFAMILY OP I LP

By:	BHMF, Inc., its General Partner

	By:	/s/ Howard S. Garfield
	Name:	Howard S. Garfield
	Its:	Chief Financial Officer, Chief Accounting Officer and Treasurer